Amendment 24(b)(8)(g)(2):  Amendment to Participation Agreement, dated as of July 13, 2001, by and among AIM Variable Insurance Funds, Golden American Life Insurance Company, and Directed Services, Inc.

AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of July 13, 2001, by and among AIM Variable Insurance Funds, Golden American Life Insurance Company, and Directed Services, Inc., is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

WHEREAS, Golden American Life Insurance Company was renamed ING USA Annuity and Life Insurance Company, which was subsequently renamed Voya Insurance and Annuity Company; and

WHEREAS, Directed Services, Inc. was renamed Directed Services, LLC; and

WHEREAS, the parties desire to amend and replace Schedule A of the Agreement.

            NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby agree to amend the Agreement as follows:

1.         All references to AIM Variable Insurance Funds are hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

2.         All references to Golden American Life Insurance Company are hereby deleted and replaced with Voya Insurance and Annuity Company.

3.                  All references to Directed Services, Inc. are hereby deleted and replaced with Directed Services, LLC.

4.         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following Schedule A.

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

C:\Users\A416708\Documents\Personal\FOLDERS FOR ANNUAL UPDATE -- WORKING FROM HOME\PREFERRED SELECT VARIABLE ANNUITY\2015\Pre-Effective Amendment #1\EXHIBITS\ex24(b)(8)(g)(2) Invesco.docx

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ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

ex24(b)(8)(g)(2) Invesco.docx

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CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:  March 30, 2015.

                                                                        AIM VARIABLE INSURANCE FUNDS

                                                                        (INVESCO VARIABLE INSURANCE FUNDS)

Attest: /s/ Veronica Castillo                            By:      /s/ John M. Zerr

Name:  Veronica Castillo                                Name:  John M. Zerr

Title:   Assistant Secretary                              Title:    Senior Vice President

VOYA INSURANCE AND ANNUITY COMPANY

Attest:             /s/ Melissa O’Donnell                          By:      /s/ Carolyn M. Johnson

Name: Melissa O’Donnell                              Name:  Carolyn Johnson

Title:   Assistant Secretary                             Title:    Senior Vice President

DIRECTED SERVICES, LLC

Attest:             /s/ Melissa O’Donnell                          By:      /s/ Richard Gelfand

Name: Melissa O’Donnell                              Name:  Richard Gelfand

Title:   Assistant Secretary                             Title:    Chief Financial Officer